Exhibit 99.2

KNIGHTSBRIDGE SHIPPING LIMITED ATTN: GEORGINA SOUSA PO BOX HM 1593 HAMILTON HMGX BERMUDA	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For	Against	Abstain

1	To authorize and approve the Merger Transactions, by and among Golden Ocean Group Limited (“Golden Ocean”) and the Company pursuant to which Golden Ocean will merge into the Company.	☐	☐	☐

2	To approve the adoption of the Amended and Restated Bye-Laws.	☐	☐	☐

3	Subject to the authorization and adoption of the Merger Transactions, to approve changing the name of Knightsbridge Shipping Limited to “Golden Ocean Group Limited.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000226383_1    R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

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KNIGHTSBRIDGE SHIPPING LIMITED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS FOR

THE SPECIAL GENERAL MEETING OF SHAREHOLDERS ON MARCH 26, 2015.

I hereby appoint Ola Lorentzon and David M. White and each of them acting individually, as proxies, with the powers I would possess if personally present, and with full power of substitution, to vote all shares in Knightsbridge Shipping Limited at the special general meeting of shareholders to be held at Par-la-Ville Place, 4th Floor, 14 Par-la-Ville Road, Hamilton, HM 08 Bermuda, at 9:30 a.m. local time on March 26, 2015, and at any adjournment or postponement thereof, upon all matters described in the joint proxy statement/prospectus that may properly come before the meeting, in accordance with my instructions on the reverse side of this proxy card. I hereby revoke all previous proxies given to vote at the special meeting or any adjournment or postponement thereof.

I acknowledge receipt of the notice of special general meeting of Knightsbridge Shipping Limited shareholders, and the joint proxy statement/prospectus.

Continued and to be signed on reverse side

0000226383_2    R1.0.0.51160